August 31, 2020

Nuveen AMT-Free Municipal Value Fund

333 West Wacker Drive

Chicago, IL 60606

Re:     Nuveen AMT-Free Municipal Value Fund (NUW) (File No. 333-223524)

Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 under the Securities Act of 1933 (the “Securities Act”) of Nuveen AMT-Free Municipal Value Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP